.

Exhibit 99.1

Burlington Stores, Inc. Reports First Quarter 2025 Earnings

o
Total sales increased 6%, at the mid-point of guidance and on top of 11% last year
o
Comparable store sales were flat, at the mid-point of guidance and on top of 2% last year
o
Net income was $101 million, and diluted EPS was $1.58
o
Excluding certain expenses associated with bankruptcy acquired leases:
▪
Adjusted EBIT margin increased 30 basis points, well ahead of guidance
▪
Adjusted EPS increased 18% to $1.67, well ahead of guidance
o
Maintaining full year adjusted EPS guidance of $8.70 to $9.30; this guidance excludes anticipated expenses associated with bankruptcy acquired leases

BURLINGTON, New Jersey; May 29, 2025 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel, footwear, accessories, and merchandise for the home at everyday low prices, today announced its results for the first quarter ended May 3, 2025.

Michael O’Sullivan, CEO, stated, “Total Sales increased 6% and Comparable Store Sales were Flat for the first quarter, in line with the midpoint of our guidance. Adjusted EBIT Margin and EPS were ahead of guidance with approximately half of this beat to guidance coming from favorable timing of expenses that will negatively impact Q2.”

Mr. O’Sullivan continued, “The environment has become more uncertain since March, especially with regard to tariffs. We anticipate that tariffs will put significant pressure on our merchandise margin, but we are confident that, as long as tariffs do not increase from current levels, we can offset this pressure elsewhere in the P&L. These offsets, together with our Q1 earnings favorability, provide a path to achieving our original guidance.”

Mr. O’Sullivan added, “The changing landscape of tariffs creates risks and opportunities for our business. We have many advantages that traditional retailers do not have. We can move more rapidly and more flexibly. The next several months could be challenging but, if we navigate this well, then we expect to come out ahead.”

Mr. O’Sullivan concluded, “It is important to look through the short-term disruption caused by tariffs. Whatever level tariffs settle at, vendors will adjust and relocate to the lowest cost source of production. We do not believe that tariffs are going to change the longer-term structural dynamics of the retail industry. These dynamics are driving the growth of off-price retail and our business. We are excited by and focused on our long-term Full Potential.”

Fiscal 2025 First Quarter Operating Results

•
Total sales increased 6% compared to the first quarter of Fiscal 2024 to $2,500 million, while comparable store sales were flat compared to the first quarter of Fiscal 2024.

•
Gross margin rate as a percentage of net sales was 43.8% vs. 43.5% for the first quarter of Fiscal 2024, an increase of 30 basis points. Merchandise margin expanded 20 basis points, while freight expense improved 10 basis points as a percentage of net sales.
•
Product sourcing costs, which are included in selling, general and administrative expenses (SG&A), were $197 million vs. $183 million in the first quarter of 2024. Product sourcing costs include the costs of processing goods through our supply chain and buying costs.
•
SG&A was 34.7% as a percentage of net sales vs 35.0% in the first quarter of Fiscal 2024, decreasing by 30 basis points. Adjusted SG&A was 26.8% vs. 27.1% in the first quarter of Fiscal 2024.
•
The effective tax rate was 24.1% vs. 28.4% in the first quarter of Fiscal 2024. The Adjusted Effective Tax Rate was 24.1% vs. 28.1% in the first quarter of Fiscal 2024.
•
Net income was $101 million, or $1.58 per share vs. $79 million, or $1.22 per share for the first quarter of Fiscal 2024. Adjusted Net Income was $107 million, or $1.67 per share, vs. $91 million, or $1.42 per share for the first quarter of Fiscal 2024, excluding $4 million of expenses in each period, net of tax, associated with bankruptcy acquired leases.
•
Diluted weighted average shares outstanding amounted to 64.0 million during the quarter compared with 64.3 million during the first quarter of Fiscal 2024.
•
Adjusted EBITDA was $244 million vs. $217 million in the first quarter of Fiscal 2024, excluding $6 million of expenses in each period associated with bankruptcy acquired leases, an increase of 50 basis points as a percentage of sales. Adjusted EBIT was $152 million vs. $135 million in the first quarter of Fiscal 2024, excluding $6 million of expenses in each period associated with bankruptcy acquired leases, an increase of 30 basis points as a percentage of sales.

Inventory

•
Merchandise inventories were $1,315 million vs. $1,141 million at the end of the first quarter of Fiscal 2024, a 15% increase, while comparable store inventories decreased 8% compared to the first quarter of Fiscal 2024. Reserve inventory was 48% of total inventory at the end of the first quarter of Fiscal 2025 compared to 40% at the end of the first quarter of Fiscal 2024. Reserve inventory is largely composed of merchandise that is purchased opportunistically and will be sent to stores in future months or next season.

Liquidity and Debt

•
The Company ended the first quarter of Fiscal 2025 with $1,119 million in liquidity, comprised of $371 million in unrestricted cash and $748 million in availability on its ABL facility.
•
The Company ended the first quarter with $1,652 million in outstanding total debt, including $1,236 million on its Term Loan facility, $297 million in Convertible Notes, and $100 million in borrowings on its ABL facility.

Common Stock Repurchases

•
During the first quarter of Fiscal 2025, the Company repurchased 445,285 shares of its common stock under its share repurchase program for $105 million. As of the end of the first quarter of Fiscal 2025, the Company had $158 million remaining on its current share repurchase program authorization.
•
On May 20, 2025, the Company's Board of Directors authorized the repurchase of up to an additional $500 million of common stock, which is authorized to be executed through May 2027.

Outlook

For Fiscal Year 2025 (the 52-weeks ending January 31, 2026), the Company now expects:

•
Total sales to increase in the range of 6% to 8% on top of the 11% increase during Fiscal 2024; this assumes comparable store sales will increase in the range of 0% to 2%, on top of the 4% increase during Fiscal 2024;
•
Capital expenditures, net of landlord allowances, to be approximately $950 million;
•
To open approximately 100 net new stores;
•
Depreciation and amortization to be approximately $385 million;
•
Adjusted EBIT margin to increase in the range of 0 to 30 basis points versus Fiscal 2024; excludes $33 million of anticipated expenses associated with bankruptcy acquired leases in Fiscal 2025 and $16 million in Fiscal 2024;
•
Net interest expense to be approximately $57 million;
•
An Adjusted Effective Tax Rate of approximately 25%; and
•
Adjusted EPS in the range of $8.70 to $9.30, as compared to $8.35 of Adjusted EPS last year; excludes $25 million, net of tax, of anticipated expenses associated with bankruptcy acquired leases in Fiscal 2025 and $12 million in Fiscal 2024. This assumes a fully diluted share count of approximately 64 million shares.

For the second quarter of Fiscal 2025 (the 13-weeks ending May 3, 2025), the Company expects:

•
Total sales to increase in the range of 5% to 7%; this assumes comparable store sales will increase in the range of 0% to 2% versus the second quarter of Fiscal 2024;
•
Adjusted EBIT margin to be in the range of down 30 basis points to flat versus the second quarter of Fiscal 2024; excludes approximately $11 million of anticipated expenses associated with bankruptcy acquired leases in the second quarter of Fiscal 2025 and $3 million in the second quarter of Fiscal 2024;
•
An effective tax rate of approximately 24%; and
•
Adjusted EPS in the range of $1.20 to $1.30, as compared to $1.24 in Adjusted EPS last year; excludes $8 million, net of tax, of anticipated expenses associated with bankruptcy acquired leases in the second quarter of Fiscal 2025 and $2 million in the second quarter of Fiscal 2024.

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it would require the Company to create estimated ranges on a GAAP basis, which would entail unreasonable effort. Adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with reasonable certainty but may include, among others, costs related to debt amendments, loss on extinguishment of debt, and impairment charges, as well as the tax effect of such items. Some or all of those adjustments could be significant.

Note Regarding Non-GAAP Financial Measures

The foregoing discussion of the Company’s operating results includes references to Adjusted SG&A, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings per Share (or Adjusted EPS), Adjusted EBIT (or Adjusted EBIT Margin), and Adjusted Effective Tax Rate. The Company believes these supplemental measures are useful in evaluating the performance of our business and provide greater transparency into our results of operations. In particular, we believe that excluding certain items that may vary substantially in frequency and magnitude from what we consider to be our core operating results are useful supplemental measures that assist investors and management in evaluating our ability to generate earnings and leverage sales, and to more readily compare core operating results between past and future periods.  These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures later in this document.

First Quarter 2025 Conference Call

The Company will hold a conference call on May 29, 2025 at 8:30 a.m. ET to discuss the Company’s first quarter results. The U.S. toll free dial-in for the conference call is 1-800-715-9871 (passcode: 5785379) and the international dial-in number is 1-646-307-1963. A live webcast of the conference call will also be available on the investor relations page of the company's website at www.burlingtoninvestors.com.

For those unable to participate in the conference call, a replay will be available after the conclusion of the call on May 29, 2025 beginning at 11:30 a.m. ET through 11:59 p.m. ET on June 5, 2025. The U.S. toll-free replay dial-in number is 1-800-770-2030 and the international replay dial-in number is 1-609-800-9909. The replay passcode is 5785379.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2024 net sales of $10.6 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 1,115 stores as of the end of the first quarter of Fiscal 2025 in 46 states, Washington D.C. and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, high-quality branded merchandise at up to 60% off other retailers' prices, including fashion-focused women’s apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

For more information about the Company, visit www.burlington.com.

Investor Relations Contacts:

David J. Glick

Daniel Delrosario

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release, including those about the external environment, as well as statements describing our outlook for future periods, are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements, except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual events or results to differ materially from those we expected, including general economic conditions, such as inflation, and the domestic and international political situation and the related impact on consumer confidence and spending; competitive factors, including the scale and potential consolidation of some of our competitors, rise of e-commerce spending, pricing and promotional activities of major competitors, and an increase in competition within the markets in which we compete; seasonal fluctuations in our net sales, operating income and inventory levels; the reduction in traffic to, or the closing of, the other destination retailers in the shopping areas where our stores are located; our ability to identify changing consumer preferences and demand; our ability to meet evolving regulatory requirements and stakeholder expectations regarding environmental, social or governance matters; extreme and/or unseasonable weather conditions caused by climate change or otherwise adversely impacting demand; effects of public health crises, epidemics or pandemics; our ability to sustain our growth plans or successfully implement our long-range strategic plans; our ability to execute our opportunistic buying and inventory management process; our ability to optimize our existing stores or maintain favorable lease terms; the availability, selection and purchasing of attractive brand name merchandise on favorable terms; our ability to attract, train and retain quality employees and temporary personnel in sufficient numbers; labor costs and our ability to manage a large workforce; the solvency of parties with whom we do business and their willingness to perform their obligations to us; import risks, including tax and trade policies, tariffs and government regulations; disruption in our distribution network; our ability to protect our information systems against service interruption, misappropriation of data, breaches of security, or other cyber-related attacks; risks related to the methods of payment we accept; the success of our advertising and marketing programs in generating sufficient levels of customer traffic and awareness; damage to our corporate reputation or brand; impact of potential loss of executives or other key personnel; our ability to comply with existing and changing laws, rules, regulations and local codes; lack of or insufficient insurance coverage; issues with merchandise safety and shrinkage; our ability to comply with increasingly rigorous privacy and data security regulations; impact of legal and regulatory proceedings relating to us; use of social media by us or by third parties at our direction in violation of applicable laws and regulations; our ability to generate sufficient cash to fund our operations and service our debt obligations; our ability to comply with covenants in our debt agreements; the consequences of the possible conversion of our convertible notes; our reliance on dividends, distributions and other payments, advance and transfers of funds from our subsidiaries to meet our obligations; the volatility of our stock price; the impact of the anti-takeover provisions in our governing documents; impact of potential shareholder activism; and each of the factors that may be described from time to time in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(All amounts in thousands, except per share data)

	Three Months Ended
	May 3,	May 4,
	2025	2024
REVENUES:
Net sales	$2,500,075	$2,357,318
Other revenue	3,945	4,235
Total revenue	2,504,020	2,361,553
COSTS AND EXPENSES:
Cost of sales	1,405,091	1,330,726
Selling, general and administrative expenses	868,058	825,226
Costs related to debt amendments	112	—
Depreciation and amortization	91,783	81,965
Impairment charges - long-lived assets	516	8,210
Other income - net	(10,222)	(10,862)
Interest expense	15,810	16,649
Total costs and expenses	2,371,148	2,251,914
Income before income tax expense	132,872	109,639
Income tax expense	32,039	31,125
Net income	$100,833	$78,514

Diluted net income per common share	$1.58	$1.22

Weighted average common shares - diluted	64,005	64,267

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(All amounts in thousands)

	May 3,	February 1,	May 4,
	2025	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$371,092	$994,698	$742,332
Accounts receivable—net	106,726	88,079	100,654
Merchandise inventories	1,315,316	1,250,775	1,140,800
Assets held for disposal	23,717	32,193	27,963
Prepaid and other current assets	255,312	263,058	226,378
Total current assets	2,072,163	2,628,803	2,238,127
Property and equipment—net	2,698,789	2,369,720	1,934,547
Operating lease assets	3,415,265	3,386,852	3,149,161
Goodwill and intangible assets—net	285,064	285,064	285,064
Deferred tax assets	2,248	2,248	2,313
Other assets	76,368	97,726	86,040
Total assets	$8,549,897	$8,770,413	$7,695,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$914,578	$1,038,148	$929,759
Current operating lease liabilities	397,550	406,891	395,948
Other current liabilities	629,909	656,581	602,973
Current maturities of long term debt	14,804	170,891	168,642
Total current liabilities	1,956,841	2,272,511	2,097,322
Long term debt	1,637,073	1,539,918	1,236,658
Long term operating lease liabilities	3,279,926	3,253,825	3,016,027
Other liabilities	74,104	74,402	73,210
Deferred tax liabilities	249,756	259,261	240,609
Stockholders' equity	1,352,197	1,370,496	1,031,426
Total liabilities and stockholders' equity	$8,549,897	$8,770,413	$7,695,252

BURLINGTON STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(All amounts in thousands)

	Three Months Ended
	May 3,	May 4,
	2025	2024
OPERATING ACTIVITIES
Net income	$100,833	$78,514
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	91,783	81,965
Deferred income taxes	(3,883)	11,520
Non-cash stock compensation expense	21,817	19,107
Non-cash lease expense	(2,002)	(3,885)
Cash received from landlord allowances	7,811	2,830
Changes in assets and liabilities:
Accounts receivable	(18,701)	(26,397)
Merchandise inventories	(64,541)	(52,958)
Accounts payable	(118,535)	(25,211)
Other current assets and liabilities	(40,425)	(41,061)
Long term assets and liabilities	(193)	(631)
Other operating activities	(2,872)	5,579
Net cash (used in) provided by operating activities	(28,908)	49,372
INVESTING ACTIVITIES
Cash paid for property and equipment	(409,700)	(164,837)
Lease acquisition costs	(8,404)	(233)
Net proceeds (removal costs) from sale of property and equipment and assets held for sale	5,421	(462)
Net cash used in investing activities	(412,683)	(165,532)
FINANCING ACTIVITIES
Proceeds from long term debt—ABL Line of Credit	100,000	-
Principal payments on long term debt—Term Loan Facility	(3,125)	(2,404)
Principal payment on long term debt—2025 Convertible Notes	(156,158)	—
Purchase of treasury shares	(127,563)	(75,622)
Other financing activities	4,831	11,159
Net cash used in financing activities	(182,015)	(66,867)
Decrease in cash and cash equivalents	(623,606)	(183,027)
Cash and cash equivalents at beginning of period	994,698	925,359
Cash and cash equivalents at end of period	$371,092	$742,332

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share data)

The following tables calculate the Company’s Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, Adjusted EBIT, Adjusted SG&A and Adjusted Effective Tax Rate, all of which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted Net Income is defined as net income, exclusive of the following items, if applicable: (i) net favorable lease costs; (ii) costs related to debt amendments; (iii) impairment charges; (iv) amounts related to certain litigation matters; and (v) other unusual or non-recurring expenses, losses, charges or gains, all of which are tax effected to arrive at Adjusted Net Income.

Adjusted EPS is defined as Adjusted Net Income divided by the diluted weighted average shares outstanding, as defined in the table below.

Adjusted EBITDA is defined as net income, exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) costs related to debt amendments; (iv) income tax expense; (v) depreciation and amortization; (vi) net favorable lease costs (vii) impairment charges; (viii) amounts related to certain litigation matters; and (ix) other unusual or non-recurring expenses, losses, charges or gains.

Adjusted EBIT (or Adjusted Operating Income) is defined as net income, exclusive of the following items, if applicable: (i) interest expense; (ii) interest income; (iii) costs related to debt amendments; (iv) income tax expense; (v) impairment charges; (vi) net favorable lease costs; (vii) amounts related to certain litigation matters; and (viii) other unusual or non-recurring expenses, losses, charges or gains.

Adjusted EBIT Margin (or Adjusted Operating Margin) is defined as Adjusted EBIT divided by net sales.

Adjusted SG&A is defined as SG&A less product sourcing costs, favorable lease costs and amounts related to certain litigation matters.

Adjusted Effective Tax Rate is defined as the GAAP effective tax rate less the tax effect of the reconciling items to arrive at Adjusted Net Income (footnote (f) in the table below).

The Company presents Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, Adjusted EBIT (or Adjusted Operating Income), Adjusted EBIT Margin (or Adjusted Operating Margin), Adjusted SG&A and Adjusted Effective Tax Rate, because it believes they are useful supplemental measures in evaluating the performance of the Company’s business and provide greater transparency into the results of operations. In particular, the Company believes that excluding certain items that may vary substantially in frequency and magnitude from what the Company considers to be its core operating results are useful supplemental measures that assist in evaluating the Company’s ability to generate earnings and leverage sales, and to more readily compare core operating results between past and future periods.

The Company believes that these non-GAAP measures provide investors helpful information with respect to the Company’s operations and financial condition. Other companies in the retail industry may calculate these non-GAAP measures differently such that the Company’s calculation may not be directly comparable.

The following table shows the Company’s reconciliation of net income to Adjusted Net Income and Adjusted EPS for the periods indicated:

	(unaudited)
	(in thousands, except per share data)
	Three Months Ended
	May 3,	May 4,
	2025	2024

Reconciliation of net income to Adjusted Net Income:
Net income	$100,833	$78,514
Net favorable lease costs (a)	2,138	2,970
Costs related to debt amendments (b)	112	—
Impairment charges - long-lived assets	516	8,210
Litigation matters (c)	(416)	—
Tax effect (e)	(601)	(2,881)
Adjusted Net Income	$102,582	$86,813
Diluted weighted average shares outstanding (f)	64,005	64,267
Adjusted Earnings per Share	$1.60	$1.35

The following table shows the Company’s reconciliation of net income to Adjusted EBIT and Adjusted EBITDA for the periods indicated:

	(unaudited)
	(in thousands)
	Three Months Ended
	May 3,	May 4,
	2025	2024

Reconciliation of net income to Adjusted EBIT and Adjusted EBITDA:
Net income	$100,833	$78,514
Interest expense	15,810	16,649
Interest income	(4,712)	(8,072)
Net favorable lease costs (a)	2,138	2,970
Costs related to debt amendments (b)	112	—
Impairment charges - long-lived assets	516	8,210
Litigation matters (c)	(416)	—
Income tax expense	32,039	31,125
Adjusted EBIT	146,320	129,396
Depreciation and amortization	91,783	81,965
Adjusted EBITDA	$238,103	$211,361

The following table shows the Company’s reconciliation of SG&A to Adjusted SG&A for the periods indicated:

	(unaudited)
	(in thousands)
	Three Months Ended
	May 3,	May 4,
	2025	2024
Reconciliation of SG&A to Adjusted SG&A:
SG&A	$868,058	$825,226
Net favorable lease costs (a)	(2,138)	(2,970)
Product sourcing costs	(196,800)	(183,146)
Litigation matters (c)	416	—
Adjusted SG&A	$669,536	$639,110

The following table shows the reconciliation of the Company’s effective tax rates on a GAAP basis to the Adjusted Effective Tax Rates for the periods indicated:

	(unaudited)
	Three Months Ended
	May 3,	May 4,
	2025	2024

Effective tax rate on a GAAP basis	24.1%	28.4%
Adjustments to arrive at Adjusted Effective Tax Rate (g)	-	(0.3)
Adjusted Effective Tax Rate	24.1%	28.1%

The following table shows the Company’s reconciliation of net income to Adjusted Net Income for the prior period Adjusted EPS amounts used in this press release for the periods indicated:

	(unaudited)
	(in thousands, except per share data)
	Three Months Ended	Fiscal Year Ended
	August 3, 2024	February 1, 2025
Reconciliation of net income to Adjusted Net Income:
Net income	$73,760	$503,639
Net favorable lease costs (a)	3,138	11,189
Loss on extinguishment of debt (d)	—	1,412
Costs related to debt amendments (b)	—	4,553
Impairment charges	—	12,921
Litigation matters (c)	1,925	2,525
Tax effect (e)	(1,336)	(8,298)
Adjusted Net Income	$77,487	$527,941
Diluted weighted average shares outstanding (f)	64,328	64,595
Adjusted Earnings per Share	$1.20	$8.17

(a) Net favorable lease costs represent the non-cash expense associated with favorable and unfavorable leases that were recorded as a result of purchase accounting related to the April 13, 2006 Bain Capital acquisition of Burlington Coat Factory Warehouse Corporation. These expenses are recorded in the line item “Selling, general and administrative expenses” in our Condensed Consolidated Statements of Income.

(b) Relates to the settlement of the 2025 Convertible Notes during the first quarter of Fiscal 2025. Fiscal 2024 amount relates to the September 2024 extension and upsizing of the Term Loan Facility in the third quarter of Fiscal 2024.

(c) Fiscal 2025 amount relates to the final settlements of certain litigation matters. Fiscal 2024 amount represents amounts charged for certain litigation matters.

(d) Fiscal 2024 amount relates to the partial write-off of the original issue discount and deferred debt costs related to the September 2024 extension and upsize of the Term Loan Facility.

(e) Tax effect is calculated based on the effective tax rates (before discrete items) for the respective periods, adjusted for the tax effect for the impact of items (a) through (d).

(f) Diluted weighted average shares outstanding starts with basic shares outstanding and adds back any potentially dilutive securities outstanding during the period.

(g) Adjustments for items excluded from Adjusted Net Income. These items have been described in the table above reconciling GAAP net income to Adjusted Net Income.